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FOR IMMEDIATE RELEASE

CONTACTS:	For Financial Press	For Trade Press
	Ned Mavrommatis	Greg Smith
	Chief Financial Officer	Vice President Marketing
	ned@id-systems.com	gsmith@id-systems.com
	General Phone: 201-996-9000	General Fax: 201-996-9144

I.D. Systems Reports Financial Results for Fourth Quarter and
Fiscal Year 2007, Provides Outlook for 2008

Hackensack, NJ, March 4, 2007—I.D. Systems, Inc.® (NASDAQ: IDSY), a leading provider of wireless asset tracking and management solutions, today announced its financial results for the year ended December 31, 2007. Revenues for 2007 were $17.1 million, compared to $24.7 million for 2006. GAAP net loss for 2007 was $7.3 million, or ($0.66) per basic and diluted share, compared to GAAP net loss of $1.6 million, or ($0.15) per basic and diluted share, for 2006.

Non-GAAP net loss for 2007 was $4.1 million, or ($0.36) per basic and diluted share, compared to non-GAAP net income of $1.4 million, or $0.13 per basic share and $0.11 per diluted share, in 2006. Non-GAAP results are calculated by adjusting GAAP net results for the impact of stock-based compensation, which was $3.3 million and $3.0 million for the fiscal years ended December 31, 2007 and 2006, respectively. A table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” is included in this press release.

“While we are not satisfied with our 2007 financial results, we established goals during the year to increase investment in our sales and marketing organization, further develop new sales channels, increase our market penetration, and continue to enhance the market advantages of our patented wireless technology—all with the intent of broadening our customer base and diversifying our sources of revenue,” said Jeffrey Jagid, I.D. Systems’ chairman and chief executive officer.

“I believe we made substantive progress toward those goals in 2007,” continued Mr. Jagid. “We expanded and reorganized our sales and marketing team, enhanced and added marketing partnerships, won initial programs with several new customers, and continued to earn repeat business from core customers. At the same time, we continued to advance our technology by developing new applications and cultivating new markets. Our solutions for controlling, tracking and managing physical assets—such as material handling equipment, airport vehicles and rental cars—continue to provide significant economic benefits for our customers.

“In 2008,” concluded Mr. Jagid, “we are committed to capitalizing on our expanded sales organization, continuing to diversify our customer base, expanding our product offerings, and working toward a more predictable quarter-to-quarter revenue stream.”

For the year ended December 31, 2007, cost of revenues was $8.9 million, resulting in a gross profit margin of 47.7%, up from 44.6% for the year ending December 31, 2006.

Selling, general and administrative (SG&A) expenses for 2007 were $16.0 million, including $2.5 million in stock-based compensation, compared to $12.9 million, including $2.2 million in stock-based compensation, for 2006.  The increase was attributable primarily to increased expenses related to the hiring of additional sales, marketing and customer support personnel.

Research and development (R&D) expenditures for 2007 were $2.8 million, including $741,000 in stock-based compensation, compared to $2.6 million, including $723,000 in stock-based compensation, for 2006. This increase was attributable primarily to development of products for the European market.

Interest income for 2007 increased to $3.2 million from $2.8 million for 2006.

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As of December 31, 2007, I.D. Systems had $65.0 million in cash, cash equivalents and marketable securities ($5.90 per share outstanding as of December 31, 2007), compared to $70.4 million as of December 31, 2006.

In May of 2007, the company’s Board of Directors authorized the repurchase of issued and outstanding shares of I.D. Systems common stock having an aggregate value of up to $10,000,000 pursuant to a share repurchase program, funded from working capital. As of December 31, 2007, the company had purchased approximately 483,000 shares in open market transactions under this program, at an average cost of $11.55 per share.

Fourth Quarter Results

For the three-month period ended December 31, 2007, revenues were $3.7 million, compared to $3.9 million for the three months ended December 31, 2006.  GAAP net loss for the quarter was $2.4 million, or ($0.22) per basic and diluted share, compared to GAAP net loss of $2.6 million, or ($0.23) per basic and diluted share, for the fourth quarter of 2006. Non-GAAP net loss for the quarter was $1.6 million, including $853,000 in stock-based compensation, or ($0.14) per basic and diluted share. Non-GAAP net loss for the corresponding quarter in 2006 was $1.4 million, including $1.2 million in stock-based compensation, or ($0.12) per basic and diluted share.

For the three months ended December 31, 2007, SG&A expenses were $4.3 million, including $662,000 in stock-based compensation, compared to $4.1 million, including $740,000 in stock-based compensation, for the same period in 2006.  R&D expenditures for the period were $721,000, including $179,000 in stock-based compensation, compared to $913,000, including $452,000 in stock-based compensation, for the three months ended December 31, 2006.  Interest income for the fourth quarter of 2007 was $894,000, compared to $1.1 million for the same period a year ago.

Gross margin for the three months ended December 31, 2007, was 44.0%, including a 38.3% gross margin on product revenue, which resulted from a one-time $342,000 inventory write-off. Excluding the write-off, gross margin on product revenue was 51.7% and overall gross margin was 53.2%.

2008 Business Outlook

This announcement initiates a new reporting practice by I.D. Systems; the company is providing anticipated revenues for the upcoming year ending December 31, 2008. These anticipated results do not include data related to income and earnings, which will continue to be reported in quarterly financial results announcements coinciding with the company’s quarterly investor conference calls. The following statement is forward-looking, based on the company’s current expectations, and actual results may differ materially. Revenue for the fiscal year ending December 31, 2008, is expected to be approximately $24 million.

2007 Highlights

•
I.D. Systems appointed Peter Fausel—a 25-year veteran of the wireless technology, enterprise software integration and process automation industries, with extensive experience building sales and marketing organizations—as executive vice president of sales, marketing and customer support.

•
The company established a new Performance Services Group and customer support program, called Advantage™ Support, to help customers target and quantify specific benefits to be realized by deploying I.D. Systems’ Wireless Asset Net® industrial vehicle management system, and to help ensure those benefits are quickly achieved and sustained following system deployment.

•	The company developed and expanded key strategic alliances, including:

o
Executing a new partnership agreement with RedPrairie Corporation, a leading supply chain software provider, to integrate I.D. Systems’ real-time wireless asset monitoring capabilities with RedPrairie’s supply chain management tools and market a unique workforce optimization solution to manufacturing and distribution enterprises across North America.

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Strengthening an existing partnership with leading forklift manufacturer NACCO Materials Handling Group, which distributes and supports I.D. Systems’ products through its Hyster® and Yale® brand dealer networks, and which deployed the Wireless Asset Net system at its primary U.S. parts distribution center to optimize its own forklift fleet operations.

•	I.D. Systems expanded business with core customers, including:.

o
A new Wireless Asset Net system deployment for Chrysler, which was facilitated by one of NACCO Materials Handling Group’s Yale® brand forklift dealers, and which incorporated I.D. Systems’ new Opti-Kan™ system for automating task allocation and optimizing material replenishment in manufacturing processes.

o
Continuing deployment of the company’s wireless industrial vehicle management technology for the United States Postal Service (USPS), where it continues to generate significant economic benefits, bringing the total number of USPS facilities implementing I.D. Systems’ products and services to 80.

o	Continuing expansion of Wireless Asset Net deployments for the world’s largest retailer, where 21 distribution centers are now equipped with the system.

o
A new Wireless Asset Net system deployment for Alcoa at its state-of-the-art manufacturing complex in Iceland—the sixth major Alcoa facility to deploy the system—which represents I.D. Systems’ first system implementation in Europe.

o	New system deployments for a leading U.S. defense contractor, which implemented wireless industrial equipment monitoring and RFID-based gate access control in its shipyards.

•	I.D. Systems added several new customers, including:

o
Kellogg Company, the world’s leading producer of cereal and a leading producer of convenience foods with 2006 sales of almost $11 billion, which ordered I.D. Systems’ Wireless Asset Net industrial vehicle management system and a five-year Advantage™ Support program for a fleet of material handling equipment at a major manufacturing facility.

o
Deere & Company, the world’s leading manufacturer of farm and forestry equipment and a Fortune 100 company with 2006 revenues of approximately $22 billion, which acquired the Wireless Asset Net system through MH Equipment Company, a Hyster® brand forklift dealer that is part of the NACCO Materials Handling Group distribution network.

o
The National Center for Manufacturing Sciences, a U.S. Government-funded organization that helps the Department of Defense implement innovative commercial technologies for operational benefits and cost savings, which facilitated the deployment of the Wireless Asset Net system on a fleet of material handling equipment at the Sierra Army Depot, a Center of Industrial Technical Excellence focused on “lean manufacturing” process improvements.

o
Nucor Corporation, a steel products manufacturer with more than 30 operating facilities in the U.S., which deployed an initial Wireless Asset Net pilot program to monitor and improve safety for its industrial truck fleet.

o
San Francisco International Airport, which launched an initial pilot of I.D. Systems’ AvRamp™ system, acquired through Quatrotec, Inc., a leading integrator of transportation security solutions, to control, track and manage aircraft ground support equipment, such as fuel trucks, under a Transportation Security Administration (TSA) program.

•	The company further developed new applications and markets for its technology, including:

o
Launch of the AvRamp™ system, a TSA-funded and tested version of the Wireless Asset Net system branded for the airport ground support equipment market, designed to improve ground handling operations, ramp safety and airport security through a unique combination of intelligent vehicle control, real-time asset visibility, directed workforce management, and cost-free wireless communications.

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Initial deployment of the Opti-Kan™ application, an optimized, wireless, electronic “kanban” system that automatically signals material handling operators with task assignments, enabling “just in time” material replenishment in manufacturing operations and generating significant labor cost reductions.

o
Introduction of new productivity analysis tools for the Wireless Asset Net system, to simplify tracking the time industrial vehicles spend loaded vs. unloaded, which were developed and deployed under a contract awarded to I.D. Systems by the U.S. Postal Service.

o	Continued development and refinement of I.D. Systems’ automated rental car management system for several leading U.S.-based car rental companies.

o	Adaptation of Wireless Asset Net system hardware for compliance with European regulatory requirements, in anticipation of expanding opportunities in Europe in 2008.

Investor Conference Call

I.D. Systems will host a conference call for investors and analysts at 4:45 p.m. Eastern Standard Time on March 4, 2008. Jeffrey Jagid, I.D. Systems’ chairman and CEO, will lead a discussion on the year’s results and highlights. After opening remarks, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of I.D. Systems’ web site at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its consolidated financial statements presented in accordance with GAAP, I.D. Systems provides certain non-GAAP measures of financial performance.  These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share.  Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance and provide further information for comparative information due to the adoption of the new accounting standard SFAS 123R.  Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook.  In addition, I.D. Systems believes the non-GAAP measures that exclude stock-based compensation enhance the comparability of results against prior periods. Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included in this press release.

About I.D. Systems®

Based in Hackensack, NJ, I.D. Systems, Inc. is a leading provider of wireless solutions for managing and securing high-value enterprise assets. These assets include industrial vehicles, such as forklifts and airport ground support equipment, and rental vehicles. The company’s patented Wireless Asset Net system, which utilizes radio frequency identification, or RFID, technology, addresses the needs of organizations to control track, monitor and analyze their assets. For more information, visit www.id-systems.com.

About The Wireless Asset Net® System

I.D. Systems’ Wireless Asset Net improves productivity in manufacturing and distribution environments by establishing accountability for use of equipment, ensuring equipment is in the proper place at the right time, streamlining work flow through automated messaging, and providing management with unique metrics on—and controls over—equipment utilization. The system also improves safety and security by restricting vehicle access to trained, authorized operators and providing electronic vehicle inspection checklists. In addition, the system reduces maintenance expenses by automatically uploading vehicle data, reporting problems identified on checklists in real time, scheduling maintenance according to actual vehicle usage rather than on a calendar basis, and helping management determine the optimal economic time to replace equipment.

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Trademarks

I.D. Systems, Inc.®, Wireless Asset Net® and OptiKan™ are registered or pending trademarks of I.D. Systems, Inc. Hyster® and Yale® are registered trademarks of NACCO Materials Handling Group, Inc.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

The 2007 financial results contained in this press release are subject to finalization of the Company’s audit in connection with the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007. This press release contains forward looking statements, such as the Company's outlook for 2008 financial results, that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  These forward-looking statements are subject to risk and uncertainties, including, but not limited to, future economic and business conditions, the loss of any of the Company’s key customers or reduction in the purchase of its products by any such customers, the failure of the market for the Company’s products to continue to develop, the inability to protect the Company’s intellectual property, the inability to manage the Company’s growth, the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2006. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. The Company assumes no obligation to update the information contained in this press release.

-- Tables to Follow --

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I.D. Systems, Inc.
Statements of Operations
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2007	2006	2007
Revenue:
Products	$1,740,000	$2,556,000	$16,205,000	$11,037,000
Services	2,173,000	1,165,000	8,535,000	6,046,000
	3,913,000	3,721,000	24,740,000	17,083,000
Cost of Revenue:
Cost of products	984,000	1,577,000	8,229,000	5,859,000
Cost of services	1,542,000	506,000	5,472,000	3,070,000
	2,526,000	2,083,000	13,701,000	8,929,000

Gross Profit	1,387,000	1,638,000	11,039,000	8,154,000

Selling, general and administrative expenses	4,123,000	4,255,000	12,943,000	15,963,000
Research and development expenses	913,000	721,000	2,639,000	2,849,000

Loss from operations	(3,649,000)	(3,338,000)	(4,543,000)	(10,658,000)
Interest income	1,061,000	894,000	2,801,000	3,238,000
Interest expense	(6,000)	(1,000)	(29,000)	(10,000)
Other income	40,000	--	155,000	89,000

Net loss	$(2,554,000)	$(2,445,000)	$(1,616,000)	$(7,341,000)

Net loss per share - basic and diluted	$(0.23)	$(0.22)	$(0.15)	$(0.66)

Weighted average common shares outstanding - basic and diluted	11,281,000	11,027,000	10,501,000	11,205,000

I.D. Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2007	Twelve Months Ended December 31, 2006	Twelve Months Ended December 31, 2007
Net loss attributable to common stockholders	$(2,554,000)	$(2,445,000)	$(1,616,000)	$(7,341,000)
Stock-based compensation	1,192,000	853,000	2,975,000	3,288,000
Non-GAAP net income (loss)	$(1,362,000)	$(1,592,000)	$1,359,000	$(4,053,000)
Non-GAAP net income (loss) per share - basic	$(0.12)	$(0.14)	$0.13	$(0.36)
Non-GAAP net income (loss) per share - diluted	$(0.12)	$(0.14)	$0.11	$(0.36)

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I.D. Systems, Inc.
Balance Sheets
(Unaudited)
	As of December 31,
ASSETS	2006	2007
Current assets:
Cash and cash equivalents	$9,644,000	$5,103,000
Marketable securities - short-term	60,716,000	21,385,000
Accounts receivable, net	5,101,000	2,875,000
Unbilled receivables	1,042,000	580,000
Inventory	6,430,000	4,420,000
Interest receivable	179,000	142,000
Officer loan	8,000	--
Prepaid expenses and other current assets	271,000	291,000

Total current assets	83,391,000	34,796,000

Marketable securities - long-term	-	38,515,000
Fixed assets, net	1,394,000	1,398,000
Deferred contract costs	33,000	--
Other assets	87,000	87,000

	$84,905,000	$74,796,000

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$2,950,000	$2,594,000
Current portion of long term debt	221,000	19,000
Deferred revenue	221,000	291,000

Total current liabilities	3,392,000	2,904,000

Long term debt	19,000	--
Deferred revenue	133,000	167,000
Deferred rent	77,000	55,000

	3,621,000	3,126,000
Commitments and Contingencies (Note J)

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	--	--
Common stock; authorized 50,000,000 shares, $.01 par value; 11,337,000 and 11,561,000 shares issued at December 31, 2006 and 2007, respectively, shares outstanding, 11,297,000 and 11,015,000 at December 31, 2006 and 2007, respectively	113,000	115,000
Additional paid-in capital	93,423,000	97,076,000
Accumulated deficit	(12,151,000)	(19,492,000)
Comprehensive income	12,000	11,000
	81,397,000	77,710,000
Treasury stock; 40,000 shares and 546,000 shares at cost at December 31, 2006 and 2007, respectively	(113,000)	(6,040,000)
Total stockholders’ equity	81,284,000	71,670,000
Total liabilities and stockholders’ equity	$84,905,000	$74,796,000

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I.D. Systems, Inc.
Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
	2005	2006	2007
Cash flows from operating activities:
Net income (loss)	$851,000	$(1,616,000)	$(7,341,000)
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Inventory reserve	105,000	100,000	517,000
Accrued interest income	42,000	(153,000)	20,000
Stock based compensation	--	2,975,000	3,288,000
Depreciation and amortization	362,000	468,000	544,000
Deferred rent expense	(13,000)	(22,000)	(22,000)
Deferred revenue	(41,000)	109,000	104,000
Provision for uncollectible accounts	20,000	211,000	--
Deferred contract costs	423,000	20,000	33,000
Changes in:
Accounts receivable	(4,656,000)	756,000	2,226,000
Unbilled receivables	(891,000)	251,000	462,000
Inventory	(1,318,000)	(3,578,000)	1,493,000
Prepaid expenses and other assets	85,000	(130,000)	(20,000)
Investment in sales type leases	(394,000)	467,000	--
Accounts payable and accrued expenses	1,340,000	(931,000)	(700,000)
Net cash (used in) provided by operating activities	(4,085,000)	(1,073,000)	604,000

Cash flows from investing activities:
Purchase of fixed assets	(512,000)	(703,000)	(548,000)
Purchase of investments	(5,963,000)	(68,481,000)	(15,691,000)
Maturities of investments	3,703,000	13,214,000	16,523,000
Net cash (used in) provided by investing activities	(2,772,000)	(55,970,000)	284,000

Cash flows from financing activities:
Repayment of term loan	(199,000)	(209,000)	(221,000)
Proceeds from exercise of stock options	743,000	786,000	367,000
Net proceeds from public offering	--	63,961,000	--
Collection of officer loan	11,000	11,000	8,000
Purchase of treasury shares	--	--	(5,583,000)
Net cash provided by (used in) financing activities	555,000	64,549,000	(5,429,000)

Net (decrease) increase in cash and cash equivalents	(6,302,000)	7,506,000	(4,541,000)
Cash and cash equivalents ~~-~~ beginning of period	8,440,000	2,138,000	9,644,000
Cash and cash equivalents ~~-~~ end of period	$2,138,000	$9,644,000	$5,103,000
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$53,000	$29,000	$10,000

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